UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

FCB FINANCIAL HOLDINGS, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-36586	27-0775699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Weston Road, Suite 300 Weston, Florida	33331
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 984-3313

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 11, 2017, the Company issued a press release announcing the appointment of Jack Partagas to the post of Chief Financial Officer effective August 31, 2017. Mr. Partagas assumes the post from Jennifer Simons who will continue with the company in the role of Operations Director. The press release is furnished herewith as Exhibit 99.1

Ms. Simons resignation from the CFO role is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Following the Effective Date, Ms. Simons has agreed to remain with the Company in a non-executive capacity and assist with all matters necessary to support the transition.

The Company also announced the appointment of Jack Partagas, as of the Effective Date, to Chief Financial Officer. Mr. Partagas, age 41, will join the Company on August 31, 2017. Immediately prior to joining the Company, Mr. Partagas served as CFO of Consumer Banking for Capital Bank Financial Corp (CBF) and has held various management positions during his tenure with the company from 2010 to 2017. Prior to this, he spent a total of 7 years in public accounting, where he served clients in the financial services industry. Mr. Partagas is a Certified Public Accountant and earned a Bachelor of Science in Accounting from Tulane University and a Masters of Business Administration from the University of Miami.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of FCB Financial Holdings, Inc. issued August 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 11, 2017

FCB FINANCIAL HOLDINGS, INC.

By:	/s/ Kent S. Ellert
Name:	Kent S. Ellert
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of FCB Financial Holdings, Inc. issued August 11, 2017